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                                                                   EXHIBIT 8.1

                           TAX OPINION TO BE PROVIDED
                     BY AKERMAN, SENTERFITT & EIDSON, P.A.


                                 April 22, 1998


Correctional Properties Trust
Gardens Plaza, Suite 430
3300 PGA Boulevard
Palm Beach Gardens, Florida 33410

         RE: CERTAIN FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE ORGANIZATION AND OPERATION OF CORRECTIONAL PROPERTIES TRUST AS A REAL ESTATE INVESTMENT TRUST.

Gentlemen:

         We have acted as counsel to Correctional Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation of a registration statement including the prospectus contained as a part of such registration statement filed with the Securities and Exchange Commission on February 20, 1998 (No.46681), as amended through the date hereof, with respect to the offering and sale (the "Offering") of up to 7,130,000 Common Shares of beneficial interest, $.001 par value per share, of the Company. In connection with that representation, we prepared the summaries under the sections titled "PROSPECTUS SUMMARY - TAX CONSIDERATIONS AND TAX STATUS OF THE COMPANY" and "MATERIAL FEDERAL INCOME TAX CONSIDERATIONS" (the "Tax Summaries") which are contained in the registration statement on Form S-11 with respect to the Offering. This letter refers to the above registration statement, prospectus and all Schedules, Annexes and Exhibits thereto and all amendments made thereto through the date hereof collectively as the "Registration Statement." Capitalized terms used herein have the meaning they have in the Registration Statement.

         In rendering the opinion below, we have examined such documents as we have considered necessary or appropriate as a basis for such opinion, including the following: (1) the Company's Declaration of Trust and Articles of Amendment and Restatement of Declaration of Trust; (2) the Company's Bylaws and Amended and Restated Bylaws; (3) the Registration Statement; (4) the Articles of Incorporation of CPT Limited Partner, Inc., a Delaware corporation wholly owned by the Company; (5) the Purchase Agreements; (6) the Certificate of Limited Partnership of the Operating Partnership; (7) the Partnership Agreement of the Operating Partnership among the Company as a general and limited partner and CPT Limited Partner, Inc. as a limited partner; (8) the Master Lease; (9) the Leases; (10) the Option Agreements; and (11) the Right to Purchase Agreement. In our review, we have assumed, with your consent, that the documents that we reviewed in proposed form will be executed in substantially the same form. We have also assumed, with your consent, that all

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Correctional Properties Trust
April 22, 1998
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facts, representations and statements set forth in the above documents are true and correct in all material respects, and that the transactions contemplated by those documents and as described in the Registration Statement will be consummated upon the closing of the Offering in accordance with their terms and as so described. We have also assumed that all obligations imposed by any such documents on the parties thereto have been, or will be, performed or satisfied in accordance with their terms; that such documents have been, or will be, properly executed; that original documents are authentic and accurate; and that copies of documents conform to the originals thereof.

         In connection with the opinions rendered below, we have also made the following assumptions and have relied upon the factual representations of the Company and the Operating Partnership relating to their properties and operations:

         (1) We assume the Company will comply with all applicable filing, reporting and administrative requirements relating to qualification as a real estate investment trust ("REIT") such as, by way of example, making a timely election under Section 856(c)(1) of the Internal Revenue Code of 1986, as amended (the "Code") and maintaining the required records of actual ownership of its outstanding stock and otherwise complying with Treasury Regulation Section 1.857-8;

         (2) We assume the Common Shares will be purchased by over 100 persons (as determined under Section 856(a)(5)) and the Common Shares will thereafter continue to be owned by over 100 persons;

         (3) We assume that no shareholder will own shares of stock in the Company in excess of the Ownership Limit as set forth in the Articles of Amendment and Restatement of Declaration of Trust;

         (4) The Operating Partnership will acquire the Initial Facilities upon the closing of the Offering in accordance with the Purchase Agreements and simultaneously enter into the Leases;

         (5) The purchase price of the Facilities has been properly allocated among the purchased assets;

         (6) The Company and the Operating Partnership will operate in accordance with their proposed method of operation as described in the Registration Statement, and will not make any amendments to their organizational documents, including the Partnership Agreement, that will have an adverse effect on the Company's qualification as a REIT;

         (7) The economic useful lives of the Facilities extends substantially beyond the terms of the Leases (including renewal options);

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April 22, 1998
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         (8) We assume the Company will not acquire securities of any one issuer constituting more than 5% of the fair market value of the total assets of the Company or more than 10% of the outstanding voting securities of such issuer unless the securities (a) constitute real estate assets under Section 856(c)(5) of the Code; (b) represent stock in a qualified REIT subsidiary (as defined in Section 856(i) of the Code) such as CPT LP; or (c) represent a partnership interest in a business entity such as the Operating Partnership classified and taxed as a partnership for federal income tax purposes;

         (9) We assume the proceeds from the Offering, if any, not used to purchase the Facilities will be invested in cash and cash items, Government securities or investments constituting real estate assets as defined in Section 856(c)(5) of the Code;

         (10) We assume that additional properties other than the Facilities if acquired by the Company or the Operating Partnership will qualify as real estate assets under Section 856(c)(5) of the Code, and all other investments by the Company or the Operating Partnership will be made in a manner to satisfy the 75/25% asset tests in Section 865(c)(4) of the Code;

         (11) We assume that additional income from additional leases other than the Leases if entered into or acquired by the Company or the Operating Partnership or from other investments will not cause the Company to fail the 95/75% income tests in Section 856(c)(2) and (3) of the Code; and

         (12) We assume that the Company will make distributions satisfying the distribution requirements of Section 857(a) of the Code.

         Since the Company's qualification as a REIT is dependent upon its actual, not just its proposed future conduct, it is possible that the Company's future actions or inactions may cause the Company not to qualify or not to continue to qualify as a REIT. We will not review on a continuing basis the Company's compliance with the documents or assumptions set forth above, or the factual representations of the Company. Our opinion does not relate to the actual future operation of the Company to the extent that it may differ from the proposed and intended operation that has been represented to us. No assurance can be given that the actual results of the Company's operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.

         We have not been asked to nor do we give any opinion regarding Maryland law as it may or may not affect the tax status of the Company. We assume that the Company has been duly and properly formed under Maryland law. We have relied, with your consent, on the opinion of Venable,





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Correctional Properties Trust
April 22, 1998
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Baetjer and Howard, LLP regarding various aspects of Maryland law. We have not been asked to nor do we give any opinion regarding any foreign, state or local tax issues.

         For purposes of our opinions, we have made no independent investigation of the facts contained in the documents and assumptions set forth above or the factual representations made by the Company. If any of the representations or the assumptions set forth in this opinion are not accurate, the opinions and the Tax Summaries may not be accurate and could change. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way.

         Based on and subject to the documents, assumptions, comments and factual representations set forth above, we are of the opinion that:

                  (a) commencing with the Company's taxable year ending December 31, 1998, the Company will be organized in conformity with the requirements for qualification as a REIT pursuant to sections 856 through 860 of the Code, and the Company's proposed method of operation as described in the Registration Statement, if followed, will enable it to meet the requirements for qualification and taxation as a REIT under the Code;

                  (b) the descriptions of law and legal conclusions contained in the Tax Summaries are correct in all material respects, and the discussion contained therein fairly summarizes the federal income tax considerations that are material to a holder of the Common Shares; and

                  (c) the Operating Partnership (and any Subsidiary Partnership) will not be taxed as a corporation under the Code.

         The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions as of the date hereof. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT, or cause the Operating Partnership (or any Subsidiary Partnership) to be taxed as a corporation. In addition, an opinion of counsel is not binding on the Internal Revenue Service or a court.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Akerman, Senterfitt & Eidson, P.A., under the captions "PROSPECTUS SUMMARY - TAX CONSIDERATIONS AND TAX STATUS OF THE




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April 22, 1998
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COMPANY," "RISK FACTORS - TAX RISKS" and "MATERIAL FEDERAL INCOME TAX
CONSIDERATIONS."

         The foregoing opinions are limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any foreign country, state or locality. As noted in the Tax Summaries, the Tax Summaries neither deal with all aspects of federal income taxation that might be relevant to particular holders of Common Shares in light of their personal circumstances or status nor discuss, except in very general terms, federal income tax consequences to certain holders subject to special treatment or rules under the federal income tax laws, such as certain financial institutions, insurance companies, dealers in securities, tax-exempt organizations, foreign corporations and nonresident alien individuals. We undertake no obligation to update the opinions expressed herein after the date of this letter.

                                           Very truly yours,

                                           AKERMAN, SENTERFITT & EIDSON, P.A.